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                     EQUIPMENT PURCHASE AGREEMENT

     THIS EQUIPMENT PURCHASE AGREEMENT, dated as of December 17, 1999 (the "Agreement"), is made between MACDONALD'S INDUSTRIAL PRODUCTS, INC., a Michigan corporation ("Buyer"), and HARVARD INDUSTRIES, INC., a Delaware corporation, and HAYES-ALBION CORPORATION, a Michigan corporation (together, "Seller").

     Seller is engaged in the die casting business (the "Business") at a facility it leases in Ripley, Tennessee (the "Leased Real Property"). Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain of the equipment associated with Seller's Business, on the terms and subject to the conditions set forth in this Agreement.

                   ARTICLE 1 PURCHASE AND SALE OF EQUIPMENT


    1.1 Agreement to Purchase and Sell Equipment. On the terms and subject to the conditions of this Agreement, Buyer shall purchase and acquire from Seller, and Seller shall sell, convey, assign, transfer, and deliver to Buyer, all of the assets and property of Seller described on Exhibit 1.1 and described below (the "Purchased Assets") which shall include 125,000 pounds of secondary type magnesium metal ingot inventory alloyed to Specification AZ91D at the Leased Real Property which has been produced by Spectralite, Halco, Magcorp or primary type Chinese production. Seller shall transfer the Purchased Assets to Buyer free and clear of all claims, liens, mortgages, security interests, encumbrances, charges, obligations, and other restrictions. Buyer has inspected the Purchased Assets and agrees to purchase them on an "As Is" basis regarding their physical condition. Purchaser has requested that some other materials remain on site at Closing. Purchases agrees to take any and all containers of oils (including but not limited to lubricating oils, die lubricants, compressor oils, hydraulic oils/fluids, etc.); chemicals (including but not limited to water treatment chemicals, cooling tower treatment chemicals, process chemicals, fluxes, etc.); maintenance items (including but not limited to paints, solvents, building maintenance materials, floor cleaners, floor waxes, etc.); testing laboratory chemicals; fuels (including but not limited to gasoline, kerosene, etc.); that remain on site at date of Closing. Purchaser agrees that in the event Purchaser does not want or need the material, any disposal of this type of material, whether hazardous or not, will be at Purchaser's expense. Nothing contained in this paragraph shall be deemed to limit Seller's representations, warranties or indemnification obligations.

    1.2 Purchase Price. As consideration for the transfer of the Purchased Assets to Buyer and Seller's other convenants in this Agreement (the "Purchase Price"), Buyer shall pay to Seller at Closing in immediately available funds the amount of $2,325,000, less the amount of any escrow holdback described in Section 2.3(h).

    1.3 No Assumed Liabilities. Buyer shall not assume or be obligated to pay, perform, or discharge any liability, obligation, debt, charge, or expense of Seller of any kind, description, or character, whether accrued, absolute, contingent, or otherwise or whether or

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not disclosed to Buyer in this Agreement, the Disclosure Schedule (defined below), or otherwise (collectively, the "Excluded Liabilities"). Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in this Agreement, Buyer shall not assume or be obligated to pay, perform, or discharge any liability, obligation, debt, charge, or expense of Seller even if imposed upon Buyer as a successor to Seller, with respect to any action, suit, proceeding, or claim arising out of or relating to any event occurring, or with respect to any cause of action arising, before or after the Closing Date, whether or not asserted before or after the Closing Date; including any liablity, obligation, debt, charge, or expense related to taxes, environmental matters, agreements with sales representatives, employee benefits, obligations or policies, judgments, product warranty claims, product liability claims, and contractual claims. Seller shall be liable for all product warranty claims and all product liability claims arising from products shipped by Seller.

     1.4 Allocation of Purchase Price. Within one hundred twenty (120) days after the Closing Date, Buyer shall deliver to Seller a Certificate of Allocation detailing the allocation of the Purchase Price among the Purchased Assets and Seller's other covenants set forth in this Agreement. The Seller shall review the Purchase Price Allocation set forth by the Buyer. The Purchase Price Allocation as set forth must be satisfactory to both the Buyer and the Seller. If within forty-five (45) days following delivery of its computation of the Purchase Price Allocation, Seller has not given the Buyer written notice of Seller's objection to the Buyer's computation of the Purchase Price Allocation, then the Purchase Price Allocation will be final and binding on the Buyer and the Seller. If Seller gives such notice of objection, Buyer and the Seller shall negotiate in good faith to resolve any such disputes within fifteen (15) days following the delivery of such objection by Seller. If Buyer and the Seller are unable to resolve such disputes, then the issues in dispute will immediately be submitted to a mutually agreed upon CPA Firm (the "Accountants") for resolution within thirty (30) days after such submission. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its stockholders (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination of the Purchase Price Allocation as of the Closing Date and to discuss the determination of the Purchase Price Allocation as of the Closing Date with the Accountants; (ii) the determination of the final Purchase Price Allocation as of the Closing Date by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be final and binding on the Buyer and the Seller; and (iii) Seller and the Buyer shall each bear 50% of the fees of the Accountants for such determination. The Buyer and the Seller shall use the agreed upon or arbitrarily assigned Purchase Price Allocation for all income tax purposes and agree to file all required Returns (including, without limitation, Returns required under Section 1060 of the Code) consistent with such Purchase Price Allocation.

                              ARTICLE 2 CLOSING

     2.1 Place and Date of Closing. The purchase and sale contemplated by this Agreement (the "Closing") shall take place at the offices of Miller, Johnson, Snell &

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Cummiskey, P.L.C. on December 17, 1999 (which may be completed by facsimile and a wire transfer), or at any other place, time, and date specified by either Buyer or Seller upon five (5) business days' notice to the other, after fulfillment or waiver of the conditions precedent set forth in this Agreement (the "Closing Date"). The Closing shall be deemed to be effective upon the close of business on the Closing Date.


    2.2  Deliveries at Closing.

          (a) Buyer's Deliveries. At the Closing, Buyer shall execute and/or deliver, or cause to be executed and/or delivered: (i) the Cash Payment;
(ii) a closing certificate from a duly authorized officer of Buyer as required by this Agreement; and (iii) any and all other agreements, certificates, instruments, and other documents required of Buyer under this Agreement.

          (b) Seller's Deliveries. At the Closing, Seller shall execute and/or deliver, or cause to be executed and/or delivered: (i) bills of sale, certificates of title, vehicle certificates, endorsements, assignments, and other instruments of conveyance, reasonably acceptable to Buyer, that shall be sufficient to transfer title to the Purchased Assets to Buyer; (ii) written consents of third parties (including debt holders), if necessary, with respect to the transfer of the Purchased Assets to Buyer and lien releases from Seller's secured parties regarding the Purchased Assets; (iii) a closing certificate from a duly authorized officer of Seller as required by this Agreement; and (iv) any and all other agreements, certificates, instruments, and other documents required of Seller under this Agreement.

    2.3 Conditions to Buyer's Closing Obligations. Notwithstanding anything to the contrary contained in this Agreement, Buyer's obligation to complete the Closing is subject to the complete fulfillment (unless expressly waived in writing by Buyer) of all of the following conditions at or before the Closing:

          (a) Representations and Warranties; Performance. Each of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made again as of the Closing Date. Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Seller at or before the Closing, including the delivery of all bills of sale, assignments, and other documents required by this Agreement to be delivered by Seller at the Closing, all reasonably acceptable to Buyer.

          (b) Closing Certificate. Buyer shall have received a certificate reasonably acceptable to Buyer, signed by Seller and dated as of the Closing Date, to the effect that all representations, warranties, and covenants made in this Agreement by Seller are on the Closing Date and correct in all material respects and that Seller has performed in all material respects the obligations, agreements, and covenants undertaken by it, in this Agreement to be performed on or before the Closing Date.


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    (c)  No Material Adverse Change. Except as contemplated by this Agreement, there shall have been no material adverse change in the condition of the Purchased Assets from the date of this Agreement to the Closing Date, including, without limitation, the removal of any assets listed on Exhbit 1.1 from the Leased Real Property.

    (d) Litigation. On the Closing Date, there shall not be any pending or threatened litigation in any court or any proceedings by or before any governmental commission, board, agency, arbitration tribunal, or other instrumentality with a view to seeking to restain or prohibit the consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, recission, or damages in connection with the transactions contemplated by this Agreement.

    (e) Necessary Consents and Notices. All authorizations, consents, and approvals by any third parties, including federal, state, local and foreign regulatory bodies and officials, that are necessary for the consummation of the transactions contemplated by this Agreement, shall have been received in writing and shall be in full force and effect. All necessary filings, declarations, and notices of Buyer and Seller with or to third parties shall also have been made or given.

    (f) Lease for Real Property. Buyer shall have entered into an agreement with the City of Ripley regarding the transfer of the lease for the Leased Real Property in form acceptable to Buyer. Such agreement shall include an option to purchase the Leased Real Property and an arrangement regarding pre-Closing environmental matters on terms acceptable to Buyer.

    (g) Buyer's Examination. Buyer shall be satisfied with the contents of all exhibits, schedules, information, and other documents and materials (including the Disclosure Schedule) and with the results of Buyer's examination of Seller, the Purchased Assets, the condition and value of the Purchased Assets as of Closing, and the environmental condition of the Leased Real Property.

    (h) Tax Clearance Certificate. Seller shall deliver to Buyer a tax clearance certificate from the appropriate Tennessee state authority which states that all taxes required to be paid by Seller in Tennessee have been paid. If such certificate is not available at Closing, $100,000 of the Purchase Price shall be withheld by Buyer and will be delivered to Seller within seven (7) days of receipt of such certificate from Seller.

    2.4 Conditions to Seller's Closing Obligations. Notwithstanding anything to the contrary contained in this Agreement, Seller's obligation to complete the Closing is subject to the complete fulfillment (unless expressly waived in writing by Seller) of all of the following conditions at or before the Closing:

    (a) Representations and Warranties; Performance. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made again as of the Closing Date. Buyer shall have performed and complied in all material respects with

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all agreements and conditions required by this Agreement to be performed or complied with by Buyer at or before the Closing, including payment of the Purchase Price and all other documents required by this Agreement to be delivered by Buyer at the Closing, all reasonably acceptable to Seller.

     (b) Closing Certificate. Seller shall have received a certificate reasonably acceptable to the Seller, signed by Buyer and dated as of the Closing Date, to the effect that all representations and warranties in this Agreement are true and correct in all material respects as if made again on the Closing Date and that Buyer has performed in all material respects the obligations, agreements, and covenants undertaken by Buyer in this Agreement to be performed on or before the Closing Date.

     (c) Litigation. On the Closing Date, there shall not be any pending or threatened litigation in any court or any proceedings by or before any governmental commission, board, agency, arbitration tribunal, or other instrumentality with a view to seeking, to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

                  ARTICLE 3 REPRESENTATIONS AND WARRANTIES
                                 OF SELLER

          Seller represents and warrants to Buyer as follows:

     3.1 Disclosure Schedule. At least three (3) days before the date of this Agreement, Seller has delivered to Buyer individually numbered schedules (collectively, the "Disclosure Schedule") corresponding to the sections and subsections of this Article. Each individual schedule in the Disclosure Schedule contains exceptions to the specifically identified section and subsection contained in this Article and sets forth each exception in reasonable detail, with attached documentation as necessary to reasonably explain the exception. Any exception to the representations and warranties contained in a section or subsection of this Article is described in a separate schedule of the Disclosure Schedule that specifically identifies the applicable section or subsection of this Article. The Disclosure Schedule is complete and accurate in all respects. Seller has provided Buyer with true and complete copies of all documents referenced in the Disclosure Schedule.

     3.2 Seller's Organization and Good Standing. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of Seller's incorporation. Seller has all requisite corporate power and authority to own, lease, and operate the properties now owned or leased by Seller and to carry on Seller's Business as presently conducted.

     3.3 Enforceability. Seller has full capacity, power, and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, and this Agreement is binding upon Seller and is enforceable against Seller in accordance with the terms of this Agreement.

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     3.4  No Conflict with Other Instruments or Proceedings. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) result in the breach of any of the terms or conditions of, or constitute a default under, Seller's corporate charter or bylaws or any contract, agreement, lease, commitment, indenture, mortgage, pledge, note, bond, license, or other instrument or obligation to which Seller is now a party or by which Seller or any of Seller's properties or assets may be bound or affected; (b) result in the imposition of any lien or encumbrance on any of the Purchased Assets; or (c) give rise to any right of first refusal or similar right to any third party with respect to any of the Purchased Assets.

     3.5 Absence of Certain Changes or Events. Since September 10, 1999, there has been no adverse change in the condition of the Purchased Assets and Seller has not (i) subjected any of the Purchased Assets to any claim, lien, mortgage, security interest, encumbrances, charge, or other restriction; or (ii) sold, transferred, or otherwise disposed of any of the Purchased Assets.

     3.6 Taxes. Seller has paid all taxes and assessments due and payable by Seller relating to the Purchased Assets.

     3.7 Personal Property. Seller has good and marketable title to all of Purchased Assets, subject to no security interest, mortgage, pledge, lien, encumbrance, charge, obligation, assignment, leasing, or other restriction. All personal property included in the Purchased Assets will be in the possession of Seller on the Closing Date.

     3.8 Employee Relations. Seller is not a party to any written or oral, express or implied, collective bargaining agreement or other contract, agreement, or arrangement with any labor union or any other similar arrangement at the Leased Real Property, and Seller has no knowledge of any current union organizing activity at the Leased Real Property. Seller represents to Buyer that the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. ("WARN"), or any other similar state, local or foreign statute or government regulation or ordinance, is either inapplicable to the transactions contemplated in this Agreement or Seller has fully complied with all those statutes.

     3.9  Environmental Matters.

         (a) Definitions. For purposes of this Agreement: (i) "Environmental Claim" means any claim, action, cause of action, investigation, or notice (written or oral) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or civil or criminal penalties) arising out of or resulting from (A) the actual or alleged presence or release into the environment of any Hazardous Material (defined below) at any location, whether or not owned or operated by Seller, (B) circumstances forming the basis of any actual or alleged violation of any Environmental Law, or (C) a consent order, consent decree, judgment, government order or notice; (ii) "Environmental Laws" means all federal, state, local, and foreign laws, regulations, ordinances, rules, standards, and common law principles of tort liability relating to protection

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of human health or the environment (including ambient air, surface water, ground water, wetlands, land surface, subsurface strata, and indoor and outdoor workplace), remediation of the environment (including the Comprehensive Environmental Response, Compensation, and Liability Act, and all other analogous federal and state laws), management (including transportation, storage, treatment and disposal) of solid or hazardous waste (as defined by the Resource Conservation and Recovery Act, and all other analogous federal and state laws); (iii) "Hazardous Material" means any contaminant, pollutant, waster, petroleum, petroleum product, genetically modified organism, chemical or other substance defined, designated, or classified as hazardous, toxic, radioactive, or dangerous, or that is otherwise regulated by any Environmental Law; and
(iv) "CONTAMINATION" means the presence of any Hazardous Material in, on, or under the air, soil, groundwater, or surface water, that may result in an Environmental Claim.

     (b) Compliance. To Seller's knowledge, Seller is, and has been, in full compliance with all applicable Environmental Laws regarding the Leased Real Property and its operations there, which compliance includes
(i) Seller's possession of all permits and other governmental authorization required under applicable Environmental Laws, and compliance with the terms and conditions thereof, at the Leased Real Property and (ii) compliance with notification, reporting, and registration provisions of the Toxic Substances Control Act, Federal Insecticide, Fungicide, and Rodenticide Act, and other federal, state, local, and foreign laws that may apply to Seller's manufacture, importation, processing, use, and other handling of chemical substances at the Leased Real Property.

     (c) Notices and Permits. Seller has not received any communication (written or oral), whether from a governmental authority, citizens group, employee, or otherwise, that alleges that Seller is not or was not in full compliance with the Environmental Laws at the Leased Real Property and, to Seller's knowledge, there are no circumstances that may prevent or interfere with full compliance in the future. All permits, governmental authorizations, and compliance schedules currently held by Seller pursuant to the Environmental Laws regarding the Leased Real Property are identified in the Disclosure Schedule.

     (d) Environmental Claims. To Seller's knowledge, there is no Environmental Claim existing, pending, or threatened against Seller regarding the Leased Real Property. There are no past or present actions, activities, circumstances, conditions, events, or incidents caused by Seller, including the release, emission, discharge, presence or disposal of any Hazardous Material, that could form the basis of any Environmental Claim against Seller regarding the Leased Real Property.

     (e) Real Property. Without in any way limiting the generality of the foregoing: (i) to Seller's knowledge, the Leased Real Property is not listed on or is being considered for listing on any list of contaminated sites maintained under any Environmental Law or is subject to or is being considered for enforcement action under any Environmental Law, and of the Leased Real Property has not been designated as an area under the control of any conservation authority; (ii) to Seller's knowledge, the Leased Real Property is free of Contamination; (iii) to Seller's knowledge, no underground storage tanks, receptacles, or


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other similar containers or depositories are, or ever have been, present on the
Leased Real Property; (iv) to Seller's knowledge, none of the buildings, building components, structures, or improvements that are part of this transaction is constructed in whole or in part of any material that, in its present form, releases or may release any substance, whether gaseous (including radon gas), liquid, or solid, that may give rise to an Environmental Claim, including asbestos; (v) to Seller's knowledge, there have been no investigations conducted, or other proceedings taken or threatened by any governmental body or any other person pursuant to any Environmental Law with respect to the Leased Real Property or the Purchased Assets; (vi) to Seller's knowledge, no polychlorinated biphenyls (PCB's) were ever used, stored or disposed of at any of the Leased Real Property; (vii) there is no consent decree, consent order, or other agreement to which Seller is a party in relation to any environmental matter and no agreement is necessary for Seller's continued compliance with all Environmental Laws at the Leased Real Property; (viii) to Seller's knowledge, Seller has not caused any contamination on the Leased Real Property and no Hazardous Material or any other material was used, generated, emitted, transported, stored, treated, or disposed of by Seller in violation of any Environmental Law or which may result in any Environmental Claim regarding the Leased Real Property; or (ix) Seller has not disposed of, permitted the disposal of, or knows of the disposal of any Hazardous Material on the Leased Real Property.

    3.10 Litigation. There is no suit, action, proceeding (legal, administrative, or otherwise), claim, investigation, or inquiry (by an administrative agency, governmental body, or otherwise) pending or threatened by, against, or otherwise affecting Seller regarding the Purchased Assets or the Leased Real Property, and to Seller's knowledge there is no factual basis upon which any such suit, action, proceeding, claim, investigation, or inquiry could be asserted or based.

    3.11 Accuracy of Statements. No representation or warranty made by Seller in this Agreement, or any written statement, certificate, or schedule furnished, or to be furnished, to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact. The representations and warranties of Seller shall be deemed to be made as of the date of this Agreement and again as of the Closing Date.

              ARTICLE 4 BUYER'S REPRESENTATIONS AND WARRANTIES

  Buyer represents and warrants to Seller as follows:

     4.1 Buyer's Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan.

     4.2 Enforceability. Buyer has full capacity, power, and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement, and this Agreement is binding upon Buyer and is enforceable against Buyer in accordance with the terms of this Agreement.


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                             ARTICLE 5 COVENANTS

     5.1  Employees.

     (a) Offers of Employment. Buyer has no obligation to hire or offer employment to any of Seller's employees. However, Buyer is free, without obligation, to interview, seek employment applications from, and employ any of Seller's former employees.

     (b) Employee Benefit Plans or Other Obligations. With respect to any employee of Seller hired by Buyer, Buyer shall not assume, honor, or be obligated to perform, and Seller shall remain solely responsible for, any duties, responsibilities, commitments, or obligations of Seller with respect to any qualified or non-qualified employee benefit plan presently maintained by Seller or for the benefit of Seller's employees or any contract or commitment concerning any of Seller's employees. The terms and conditions of employment, if any, offered by Buyer to any former employee of Seller shall be determined by Buyer in Buyer's sole discretion.

     5.2 Pre-Closing and Post-Closing Access. During the period from the date of this Agreement to the Closing Date, Seller shall permit Buyer and Buyer's designated representatives and agents free access to the buidings, offices, records, and files, for the purpose of conducting an investigation of the Purchased Assets and the Leased Real Property. For a period of ninety (90) days after the Closing Date, Buyer shall permit Seller and Seller's designated representatives and agents reasonable access to the Leased Real Property for any reason or purpose including removing assets which are not purchased assets.

     5.3 Disclosure of Breaches. Buyer and Seller shall promptly notify the other of the occurrence of any event or condition that could reasonably be expected to adversely affect the ability of any party to perform fully the transactions comtemplated by this Agreement or to make that party's respective representations and warranties set forth in this Agreement not be materially true and correct at the Closing.

     5.4 Further Assurances. Buyer and Seller shall execute all documents and take all further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement at or after the Closing to evidence the consummation of the transactions contemplated pursuant to this Agreement. Upon the terms and subject to the conditions of this Agreement, Buyer and Seller shall take all actions and do, or cause to be done, all other things necessary, proper, or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and obtain in a timely manner all necessary waivers, consents, and approvals, and to effect all necessary registrations and filings.

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                         ARTICLE 6 INDEMNIFICATION

     6.1 Indemnity. Seller shall, defend, indemnify, and hold harmless Buyer and Buyer's affiliates, and their respective directors, officers, employees, shareholders, representatives, agents, successors and assigns, against and with respect to any and all loss, cost, damage, assessment, administrative fine or penalty, decrease in value, liability, obligation, claim, expense (including professional fees and similar expenses), or deficiency (collectively, the "Indemnified Losses") from, resulting by reason of, or arising in connection with: (a) any and all liabilities of Seller of any nature, whether accrued, absolute, contingent, or otherwise (including any Excluded Liabilities, tax, severence/pension benefits, workers' compensation claims, and environmental liabilities); (b) facts, circumstances, or events constituting an inaccuracy, misrepresentation, breach, or nonperformance of any representation, warranty, covenant, undertaking, condition, or agreement made or to be performed by Seller pursuant to this Agreement or any document delivered to Buyer in the consummation of the transactions contemplated by this Agreement, regardless of whether the inaccuracy, misrepresentation, breach, or omission was deliberate, reckless, negligent, innocent, or unintentional; (c) any failure to comply with any applicable bulk sale or transfer laws relating to this Agreement and any claims against Buyer by creditors of Seller; (d) any claim relating to any failure to comply with WARN or any similar federal, state, local, or foreign plant closing law, whether asserted against Buyer or Seller, arising from the transactions set forth in this Agreement; (e) any claims asserted by current or former employees of Seller (who are not employed by Buyer after the Closing
Date) for benefits pursuant to COBRA, whether the claim is asserted against Buyer or Seller; (f) any pollution or threat to human health or the environment that is directly related to Seller's management, use, control, ownership or operation of the Purchased Assets or the Leased Real Property, including all on-site and off-site activities involving Hazardous Material, and that occurred, existed, arises out of conditions or circumstances that occurred or existed, or was caused, on or before the Closing Date, whether or not the pollution or threat to human health or the environment is described in the Disclosure Schedule or is known to Seller and Buyer; and (g) any use of the Purchased Assets and the conduct of the Business by Seller on or before the Closing Date, including any environmental related matters arising from Seller's actions, inactions, or events occurring on or before the Closing Date.

     6.2 Indemnification Period. Buyer's right to seek indemnification under this Article shall survive for a period of three (3) years from the Closing Date (the "Indemnity Period"), except that the Indemnity Period shall not expire, but shall survive forever, for claims with respect to representations, warranties, covenants, and agreements relating to unencumbered title to the Purchased Assets, and the representations, warranties, covenants, and agreements regarding taxes, environmental matters, and the enforceability of this Agreement. The making of a claim for indemnification under this Agreement shall toll the running of the limitation period with respect to that claim. For purposes of the preceding sentence, a claim shall be deemed made upon the commencement of an independent judicial proceeding with respect to the matter underlying the claim or receipt by the Seller of a written notice of claim setting forth the amount of the claim (if known by Buyer) and a general description of the facts underlying the claim.

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     6.3  Third-Party Claims. If after the Closing Date Seller or Buyer
(in either case, the "Indemnitee") shall receive notice of any third party claim or alleged third party claim asserting the existence of any matter of the nature as to which the Indemnitee has been indemnified against under this Article VI by the other parties hereto ("Indemnitor"), Indemnitee shall promptly notify Indemnitor in writing with respect thereto. Indemnitor shall have the right to defend against any such claim provided (i) Indemnitor shall, within 10 days after the giving of such notice by Indemnitee, notify Indemnitee that it disputes such claim, giving reasons therefor, and that Indemnitor will, at its own cost and expense, defend the same, and (ii) such defense is instituted and continuously maintained in good faith by Indemnitor. In such event the defense may, if necessary, be maintained in the name of Indemnitee. Indemnitee may, if it so elects, designate its own counsel to participate with the counsel selected by Indemnitor in the conduct of such defense at its own expense. Indemnitor shall not permit any lien or execution to attach to the assets of the Indemnitee as a result of such claim, and the Indemnitor shall provide such bonds or deposits as shall be necessary to prevent the same. In any event Indemnitee shall be kept fully advised as to the status of such defense. If Indemnitor shall be given notice of a claim and shall fail to notify Indemnitee of its election to defend such claim within 10 days, or after having so elected to defend such claim shall fail to institute and maintain such defense in accordance with the foregoing, or if such defense shall be unsuccessful, then, in any such event, the Indemnitor shall fully satisfy and discharge the claim within 10 days after notice from Indemnitee requesting Indemnitor to do so. No Indemnitor shall settle any such claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

     6.4 Remedies Cumulative. The remedies provided in this Article are cumulative and shall not prevent the assertion by Buyer of any other rights or the seeking of any other remedies against Seller.

                            ARTICLE 7 TERMINATION

     7.1 Termination Events. This Agreement may, by notice given before or at the Closing, be terminated: (a) by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and the breach has not been waived; (b) by Buyer if any of the conditions precedent to Buyer's closing obligations have not been satisfied as of the Closing Date or if satisfaction of a condition is or becomes impossible (other than through the failure of Buyer to comply with Buyer's obligations under this Agreement) and Buyer has not waived the condition on or before the Closing Date; (c) by Seller if any of the conditions precedent to Seller's closing obligations have not been satisfied as of the Closing Date or if satisfaction of a condition is or becomes impossible (other than through the failure of Seller to comply with Seller's obligations under this Agreement) and Seller has not waived the condition on or before the Closing Date; (d) by mutual consent of Buyer and Seller or (e) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to

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

comply fully with that party's obligations under this Agreement) on or before December 31, 1999, or any later date as the parties may agree.


     7.2 Termination Procedure and Effect. If this Agreement is terminated pursuant to this Article, the party or parties so electing to terminate shall give written notice to that effect to the other party or parties, and this Agreement shall terminate and the transactions contemplated by this Agreement shall be abandoned without further action by either party. Buyer shall then return to Seller all documents and copies and other materials received by Buyer. If this Agreement is terminated other than pursuant to a breach by Buyer or by Seller, the parties shall have no further duties, obligations, or rights to or against each other except for the provisions of this Agreement relating to confidentiality and use of confidential or proprietary information. If this Agreement is terminated pursuant to a breach of this Agreement by Buyer, Seller shall have the right to pursue any rights and remedies as Seller may have, at law or in equity, against Buyer with respect to the breach. If this Agreement is terminated pursuant to a breach of this Agreement by Seller, Buyer shall have the right to pursue any rights and remedies as Buyer may have, at law or in equity, against Seller with respect to the breach.


                              ARTICLE 8 GENERAL

      8.1 Survival Of Representations, Warranties, Covenants, and Indemnities. Subject to the limitation of the Indemnity Period described above, all representations, warranties, covenants, and indemnities made by any party to this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party before or after the Closing. No investigation by Buyer shall in any way affect Buyer's right to rely on the representations, warranties, and covenants of Seller set forth in this Agreement or any document related to this Agreement.

     8.2 Assignment and Benefits. No party to this Agreement may assign or transfer this Agreement, either directly or indirectly, by merger, liquidation, consolidation, sale of stock, change of control, operation of law, or other means, without the prior written consent of all parties of this Agreement, except that Buyer may assign all or part of Buyer's interest in this Agreement to one or more persons or entities controlling, controlled by, or under common control with Buyer. Any assignment of the obligations of this Agreement shall not release the assignor or any guarantor from the duty to perform that person's obligations under this Agreement. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and permitted assigns of each of the parties to this Agreement.


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

     8.3 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered, sent by telecopy, or sent by express delivery service with charges prepaid and receipt requested, or, if those services are not reasonably available, mailed (postage prepaid) by certified mail with return receipt requested:

     To Buyer at:                            With a copy to:

     MacDonald's Industrial Products, Inc. Miller, Johnson, Snell & Cummiskey
     4242 44th Street SE                     800 Calder Plaza Building
     Kentwood, MI 49512                      250 Monroe Avenue NW
     Fax: (616) 554-6400                     Grand Rapids, MI 49503
     Attn: Robert E. MacDonald               Fax: (616) 831-1701
                                                  Attn: J. Lee Murphy


     To Seller at:

     Harvard Industries
     3 Werner Way
     Lebanon, NJ 08833
     Attn: D. Craig Bowman
     Fax: (908) 236-0072

          Any party may change that party's address by prior written notice to the other parties.

     8.4 Expenses. Each party to this Agreement shall pay that party's respective expenses, costs, and fees (including professional fees) incurred in connection with the negotiation, preparation, execution, and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. Seller shall pay the cost of any conveyance, transfer, excise, storage, sales, use, recording, or similar taxes or fees, if any, arising out of the sale, transfer, conveyance, or assignment of the Purchased Assets to Buyer.

     8.5 Entire Agreement. This Agreement, and the exhibits and schedules (including the Disclosure Schedule) to this Agreement (which are incorporated in this Agreement by reference), and the agreements referred to in this Agreement, contains the entire agreement and understanding of the parties and supersede all prior agreements, negotiations, arrangements, and understandings relating to the subject matter of this Agreement.

     8.6 Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, covenants, representations, warranties, or conditions of this Agreement may be waived, only by a written instrument signed by each party to this Agreement or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time to require performance of any provision in this Agreement shall not affect the right of that party at a later time to enforce that or any



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other provision. No waiver by any party of any condition, or or any breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of any condition or of any breach of any other term, covenant, representation, or warranty.

     8.7 No Third-Party Beneficiaries. The provisions of this Agreement are solely between and for the benefit of the respective parties to this Agreement, and do not inure to the benefit of, or confer rights upon, any third party, including any employee of Buyer or Seller.

     8.8 Severability. Except as otherwise specifically provided in this Agreement, this Agreement shall be interpreted in all respects as if any invalid or unenforceable provision were omitted from this Agreement. All provisions of this Agreement shall be enforced to the full extent permitted by law.

     8.9 Headings. The headings of the sections and subsections of this Agreement have been inserted for convenience of reference only and shall not restrict or modify any of the terms or provisions of this Agreement.

     8.10 Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Michigan, as applied to contracts made and to be performed in that state, without regard to conflicts of law principles.

     8.11 Counterparts. This Agreement may be signed in original or by fax in counterparts, each of which shall be deemed to be an original, and the counterparts shall together constitute one complete document.

     8.12 Seller. Harvard Industries, Inc. and Hayes-Albion Corporation shall be jointly and severally liable for the obligations of Seller under this Agreement.


             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

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


      Signed by the parties.



MACDONALD'S INDUSTRIAL                  HARVARD INDUSTRIES, INC.
  PRODUCTS, INC.

By                                      By  /s/ D. Craig Bowman
  --------------------------               ------------------------------

  Its                                      Its  Vice President
     -----------------------                  ---------------------------
            "Buyer"                                   "Seller"


                                        HAYES-ALBION CORPORATION

                                        By  /s/ D. Craig Bowman
                                          -------------------------------

                                          Its  Vice President
                                             ----------------------------
                                                       "Seller"

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